Exhibit 1

                     TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, BellSouth Capital Funding
Debenture-Backed Series 2003-2
*CUSIP:   21988G320   Class  A-1
          21988GCE4   Class  A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2006.

INTEREST ACCOUNT
----------------


Balance as of   July 15, 2005.....                                    $0.00
        Scheduled Income received on securities.....            $939,840.00
        Unscheduled Income received on securities.....                $0.00

LESS:
        Distribution to Class A-1 Holders.....                 -$792,000.00
        Distribution to Class A-2 Holders.....                 -$147,840.00
        Distribution to Depositor.....                               -$0.00
        Distribution to Trustee.....                                 -$0.00
Balance as of  January 15, 2006.....                                  $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of  July 15, 2005.....                                     $0.00
        Scheduled principal payment received on
        securities.....                                               $0.00

LESS:
       Distribution to Holders.....                                  -$0.00
Balance as of  January 15, 2006.....                                  $0.00


            UNDERLYING SECURITIES HELD AS OF January 15, 2006

        Principal
          Amount                      Title of Security
        ---------                     -----------------
       $26,400,000      BellSouth Capital Funding Corporation One
                        Hundred Year 7.12% Debentures due July 15,
                        2097
                        *CUSIP:  079857AF5

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.

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